Exhibit 99.1

PLUMAS BANCORP ANNOUNCES

REPURCHASE OF WARRANT

QUINCY, California, May 11, 2016 – On May 10, 2016 Plumas Bancorp (the “Company”) (Nasdaq:PLBC), repurchased from Community BanCapital, L.P. a portion of a warrant representing the right to purchase 150,000 shares of the Company’s common stock for an aggregate repurchase price of $862,500. The warrant was originally issued on April 15, 2013 in connection with the Company’s sale of a $7,500,000 subordinated debenture to Community BanCapital, L.P. As originally issued, the warrant represented the right to purchase 300,000 shares of the Company’s common stock at the price of $5.25 per share, subject to adjustment, on or before April 15, 2021. As a result of the repurchase, the warrant now represents the right to purchase 150,000 shares of the Company’s common stock. The exercise price, expiration date and other terms of the warrant remain unchanged.

Andrew J. Ryback, president and chief executive officer of the Company commented, “We are pleased to be able to repurchase half of our outstanding warrant at this time. This repurchase protects our shareholders against ownership dilution and demonstrates the confidence that we have in the future of our Company.”

Founded in 1980, Plumas Bank is a locally owned and managed full-service community bank based in Northeastern California. The Bank operates twelve branches; eleven are located in California in the counties of Plumas, Lassen, Placer, Nevada, Modoc and Shasta and one branch is located in Reno, Nevada, in Washoe County. Plumas Bank offers a wide range of financial and investment services to consumers and businesses and has received nationwide Preferred Lender status with the United States Small Business Administration. For more information on Plumas Bancorp and Plumas Bank, please visit our website at www.plumasbank.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Plumas Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company's ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company's operations or business; loss of key personnel; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

In addition, discussions about risks and uncertainties are set forth from time to time in the Company’s publicly available Securities and Exchange Commission filings. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Contact: Elizabeth Kuipers

Vice President, Marketing Manager & Investor Relations Officer
Plumas Bank
35 S. Lindan Ave.
Quincy, CA 95971
530.283.7305 ext.8912

investorrelations@plumasbank.com